Exhibit 99.1

CBTX, Inc. Declares Quarterly Dividend

HOUSTON, Texas (December 19, 2018) – CBTX, Inc. (Nasdaq: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.05 per share of common stock. The dividend will be payable on January 15, 2019 to shareholders of record as of the close of business on January 2, 2019.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.2 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include, but are not limited to, statements containing the words “will”, “may”, “intend”, or “believe” and statements concerning the timing and payments of dividends. These statements are necessarily subject to risk and uncertainty, including the risk that negative performance of our business may impact the timing and payment of any dividends,  and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission, such as the risk factors discussed in the Company’s Annual Report on Form 10-K. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

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Investor Relations:Media Contact:

James L. SturgeonAshley Warren

281.325.5013713.210.7622

investors@CBoTX.comawarren@CBoTX.com